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Jill Slattery	McLean, VA 22102
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Nigel Glennie
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Hilton Reports Second Quarter Results, Achieves High End of RevPAR Guidance

MCLEAN, VA (July 25, 2018) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its second quarter 2018 results. All results herein, including prior year periods, reflect the adoption of new accounting standards, including Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). Highlights include:

•
Diluted EPS was $0.71 for the second quarter, a 54 percent increase from the same period in 2017, and diluted EPS, adjusted for special items, was $0.70, a 37 percent increase from the same period in 2017

•	Net income for the second quarter was $217 million, an increase of 44 percent from the same period in 2017

•	Adjusted EBITDA for the second quarter was $555 million, an increase of 10 percent from the same period in 2017, exceeding the high end of guidance

•
System-wide comparable RevPAR increased 4.0 percent on a currency neutral basis for the second quarter from the same period in 2017, driven by U.S. RevPAR growth of 3.5 percent and international RevPAR growth of 5.9 percent

•	Approved 28,800 new rooms for development during the second quarter, growing Hilton's development pipeline to 362,000 rooms as of June 30, 2018, representing 9 percent growth from June 30, 2017

•	Opened 17,100 rooms in the second quarter and achieved net unit growth of 15,800 rooms, which was an 18 percent increase from the same period in 2017

•
Repurchased 18.5 million shares of Hilton common stock for an aggregate cost of $1.3 billion during the second quarter, including shares repurchased from HNA and Blackstone in connection with their full divestitures of their investments in Hilton

•	Returned nearly $1.6 billion to shareholders through July, in the form of share repurchases and dividends

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We had another strong quarter with fundamentals driving system-wide RevPAR growth of 4.0 percent, achieving the high end of guidance. This growth coupled with continued net unit growth resulted in Adjusted EBITDA growth of 10 percent, exceeding our expectations."

For the three and six months ended June 30, 2018, system-wide comparable RevPAR grew 4.0 percent and 3.9 percent, respectively, driven by increases in both ADR and occupancy. In particular, strength at Hilton's international hotels benefited results, particularly in the Europe and Asia Pacific regions. Management and franchise fee revenues increased 11 percent and 12 percent during the three and six months ended June 30, 2018, respectively, as a result of RevPAR growth at comparable managed and franchised hotels of 3.9 percent for both periods, increased license fees and the addition of new properties to Hilton's portfolio.

For the three months ended June 30, 2018, diluted EPS was $0.71 and diluted EPS, adjusted for special items, was $0.70 compared to $0.46 and $0.51, respectively, for the three months ended June 30, 2017. Net income and Adjusted EBITDA were $217 million and $555 million, respectively, for the three months ended June 30, 2018 compared to $151 million and $504 million, respectively, for the three months ended June 30, 2017.

For the six months ended June 30, 2018, diluted EPS was $1.21 and diluted EPS, adjusted for special items, was $1.24 compared to $0.60 and $0.89, respectively, for the six months ended June 30, 2017. Net income and Adjusted EBITDA were $380 million and $1,000 million, respectively, for the six months ended June 30, 2018 compared to $199 million and $914 million, respectively, for the six months ended June 30, 2017.

Development

In the second quarter of 2018, Hilton opened 123 hotels totaling 17,100 rooms and achieved net unit growth of 15,800 rooms, which was an 18 percent increase from the same period in 2017.

As of June 30, 2018, Hilton's development pipeline totaled more than 2,370 hotels consisting of 362,000 rooms throughout 105 countries and territories, including 38 countries and territories where Hilton does not currently have any open hotels. Additionally, 194,000 rooms in the pipeline, or more than half, were located outside the U.S., and 186,000 rooms, or more than half, were under construction.

Balance Sheet and Liquidity

In April 2018, Hilton issued $1.5 billion aggregate principal amount of 5.125% Senior Notes due 2026 and used a portion of the net proceeds from the issuance, together with borrowings under its senior secured revolving credit facility and available cash, to fund the stock repurchase from an affiliate of HNA Tourism Group Co., Ltd. ("HNA") and repay approximately $500 million outstanding under its senior secured term loan facility.

As of June 30, 2018, Hilton had $7.7 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.37 percent. Excluding capital lease obligations and other debt of Hilton's consolidated variable interest entities, Hilton had $7.4 billion of long-term debt outstanding with a weighted average interest rate of 4.31 percent.

Total cash and cash equivalents were $505 million as of June 30, 2018, including $82 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of June 30, 2018.

Hilton repurchased 18.5 million shares of its common stock during the second quarter of 2018 at a cost of approximately $1.3 billion and an average price per share of $72.01, which included 1.25 million shares repurchased from affiliates of The Blackstone Group L.P. ("Blackstone") and 16.5 million shares repurchased from HNA. To date, Hilton has repurchased 33.7 million shares of its common stock for approximately $2.4 billion at an average price per share of $70.05; the amount remaining under Hilton's previously announced stock repurchase program is approximately $814 million.

In June 2018, Hilton paid a quarterly cash dividend of $0.15 per share on shares of its common stock, for a total of $45 million, bringing year to date dividends to $92 million. In July 2018, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before September 28, 2018 to holders of record of its common stock as of the close of business on August 10, 2018.

Adoption of ASUs

The Company adopted ASU 2014-09 and ASU No. 2017-07 ("ASU 2017-07"), Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on January 1, 2018 on a full retrospective basis in the condensed consolidated financial statements. Refer to Hilton's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is expected to be filed on or about the date of this press release, for the effect of the adoption on the Company's unaudited condensed consolidated financial statements for the three and six months ended June 30, 2017.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases to date and do not include the effect of potential share repurchases.

Full Year 2018

•	System-wide RevPAR is expected to increase between 3.0 percent and 4.0 percent on a comparable and currency neutral basis compared to 2017.

•	Diluted EPS, before special items, is projected to be between $2.61 and $2.68.

•	Diluted EPS, adjusted for special items, is projected to be between $2.64 and $2.71.

•	Net income is projected to be between $804 million and $826 million.

•	Adjusted EBITDA is projected to be between $2,070 million and $2,100 million, growing 8 percent to 10 percent, respectively.

•	Management and franchise fee revenue is projected to increase between 9 percent and 11 percent compared to 2017.

•	Capital expenditures and contract acquisition costs, excluding capital expenditures reimbursed by hotel owners, are expected to be between $175 million and $200 million.

•	Cash available for capital return is projected to be between $1.8 billion and $1.9 billion.

•	General and administrative expenses are projected to be between $420 million and $440 million.

•	Net unit growth is expected to be approximately 6.5 percent.

Third Quarter 2018

•	System-wide RevPAR is expected to increase between 2.5 percent and 3.0 percent on a comparable and currency neutral basis compared to the third quarter of 2017.

•	Diluted EPS, before special items, is projected to be between $0.71 and $0.76.

•	Diluted EPS, adjusted for special items, is projected to be between $0.71 and $0.76.

•	Net income is projected to be between $215 million and $229 million.

•	Adjusted EBITDA is projected to be between $540 million and $560 million.

•	Management and franchise fee revenue is projected to increase between 8 percent and 10 percent compared to the third quarter of 2017.

Conference Call

Hilton will host a conference call to discuss second quarter 2018 results on July 25, 2018 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at http://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hilton.com/financial-reporting/quarterly-results/2018.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 4089932. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally using the conference ID 10121446.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States of America ("U.S.") and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 14 world-class brands comprising more than 5,400 properties with nearly 880,000 rooms, in 106 countries and territories. Hilton is dedicated to fulfilling its mission to be the world’s most hospitable company by delivering exceptional experiences - every hotel, every guest, every time. The Company's portfolio includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton Honors. Hilton Honors members who book directly through preferred Hilton channels have access to instant benefits, including a flexible payment slider that allows members to choose exactly how many Points to combine with money, an exclusive member discount that can’t be found anywhere else, and free standard Wi-Fi. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedIn.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
Franchise fees	$404	$355	$735	$637
Base and other management fees	84	81	161	162
Incentive management fees	59	57	114	106
Owned and leased hotels	392	373	726	669
Other revenues	22	20	45	57
	961	886	1,781	1,631
Other revenues from managed and franchised properties	1,330	1,190	2,584	2,341
Total revenues	2,291	2,076	4,365	3,972

Expenses
Owned and leased hotels	352	327	672	595
Depreciation and amortization	79	83	161	169
General and administrative	115	118	219	224
Other expenses	12	11	26	34
	558	539	1,078	1,022
Other expenses from managed and franchised properties	1,327	1,213	2,602	2,409
Total expenses	1,885	1,752	3,680	3,431

Operating income	406	324	685	541

Interest expense	(95)	(86)	(178)	(175)
Gain (loss) on foreign currency transactions	(12)	5	(1)	1
Loss on debt extinguishment	—	—	—	(60)
Other non-operating income (loss), net	(1)	7	13	9

Income before income taxes	298	250	519	316

Income tax expense	(81)	(99)	(139)	(117)

Net income	217	151	380	199
Net income attributable to noncontrolling interests	—	(1)	(2)	(2)
Net income attributable to Hilton stockholders	$217	$150	$378	$197

Weighted average shares outstanding:
Basic	301	327	308	328
Diluted	303	329	311	330

Earnings per share:
Basic	$0.72	$0.46	$1.22	$0.60
Diluted	$0.71	$0.46	$1.21	$0.60

Cash dividends declared per share	$0.15	$0.15	$0.30	$0.30

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
U.S.	80.9%	0.9%	pts.	$152.49	2.3%	$123.38	3.5%
Americas (excluding U.S.)	73.4	1.1		128.52	5.0	94.37	6.5
Europe	79.0	2.0		157.62	3.7	124.46	6.3
Middle East & Africa	69.1	3.6		155.52	(5.3)	107.49	(0.1)
Asia Pacific	72.6	3.8		133.55	1.7	96.93	7.3
System-wide	79.5	1.3		150.76	2.3	119.89	4.0

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
U.S.	76.7%	1.0%	pts.	$149.76	1.8%	$114.89	3.2%
Americas (excluding U.S.)	70.5	1.9		129.99	4.1	91.66	7.0
Europe	74.6	2.9		148.97	2.5	111.11	6.7
Middle East & Africa	71.5	4.4		156.20	(3.6)	111.73	2.7
Asia Pacific	71.4	4.6		137.13	2.0	97.88	9.1
System-wide	75.7	1.6		148.14	1.8	112.20	3.9

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Waldorf Astoria Hotels & Resorts	73.3%	1.1%	pts.	$348.22	3.2%	$255.29	4.8%
Conrad Hotels & Resorts	72.2	4.2		257.77	1.7	186.06	8.1
Canopy by Hilton	90.1	1.0		327.13	(2.5)	294.81	(1.4)
Hilton Hotels & Resorts	79.2	1.4		177.51	2.6	140.54	4.4
Curio - A Collection by Hilton	77.0	0.8		215.87	4.6	166.21	5.8
DoubleTree by Hilton	77.5	1.0		138.02	2.6	107.01	3.9
Embassy Suites by Hilton	82.3	0.5		167.09	1.7	137.52	2.4
Hilton Garden Inn	80.0	1.8		138.10	2.0	110.49	4.4
Hampton by Hilton	79.1	1.3		126.94	1.7	100.45	3.4
Homewood Suites by Hilton	84.6	0.8		143.66	2.2	121.51	3.2
Home2 Suites by Hilton	82.5	2.9		122.13	2.6	100.80	6.4
System-wide	79.5	1.3		150.76	2.3	119.89	4.0

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Waldorf Astoria Hotels & Resorts	73.2%	1.8%	pts.	$363.53	3.7%	$265.96	6.3%
Conrad Hotels & Resorts	72.4	7.1		253.59	—	183.51	11.0
Canopy by Hilton	90.5	0.1		311.16	2.4	281.56	2.5
Hilton Hotels & Resorts	76.0	1.9		174.77	1.7	132.84	4.3
Curio - A Collection by Hilton	74.9	2.2		218.98	4.2	164.05	7.3
DoubleTree by Hilton	74.1	1.3		135.62	2.2	100.49	4.0
Embassy Suites by Hilton	79.1	0.3		164.91	1.5	130.42	1.9
Hilton Garden Inn	76.2	1.9		133.52	1.4	101.76	4.0
Hampton by Hilton	74.1	1.2		123.42	1.3	91.45	3.0
Homewood Suites by Hilton	81.0	1.6		140.48	1.9	113.82	3.9
Home2 Suites by Hilton	78.6	4.5		118.06	2.2	92.77	8.4
System-wide	75.7	1.6		148.14	1.8	112.20	3.9

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Management and franchise	79.5%	1.3%	pts.	$149.46	2.2%	$118.81	3.9%
Ownership(1)	80.4	1.3		196.81	2.7	158.27	4.5
System-wide	79.5	1.3		150.76	2.3	119.89	4.0

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Management and franchise	75.7%	1.6%	pts.	$147.00	1.7%	$111.31	3.9%
Ownership(1)	76.2	1.4		188.66	2.7	143.73	4.6
System-wide	75.7	1.6		148.14	1.8	112.20	3.9
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of June 30, 2018

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	1	215	12	5,455	—	—	13	5,670
Americas (excluding U.S.)	—	—	1	142	1	984	2	1,126
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	4	949	—	—	4	949
Asia Pacific	—	—	3	723	—	—	3	723
Conrad Hotels & Resorts
U.S.	—	—	4	1,289	1	319	5	1,608
Americas (excluding U.S.)	—	—	2	402	—	—	2	402
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	2	993	—	—	3	1,607
Asia Pacific	1	164	17	5,034	1	654	19	5,852
Canopy by Hilton
U.S.	—	—	—	—	4	655	4	655
Europe	—	—	—	—	1	112	1	112
Hilton Hotels & Resorts
U.S.	—	—	67	48,760	176	53,615	243	102,375
Americas (excluding U.S.)	1	405	25	9,240	17	5,661	43	15,306
Europe	53	14,421	49	15,440	39	10,636	141	40,497
Middle East & Africa	5	1,998	43	13,409	2	605	50	16,012
Asia Pacific	7	3,437	86	31,475	7	2,826	100	37,738
Curio - A Collection by Hilton
U.S.	—	—	4	1,981	30	6,397	34	8,378
Americas (excluding U.S.)	—	—	—	—	7	1,271	7	1,271
Europe	—	—	2	189	8	866	10	1,055
Middle East & Africa	—	—	1	201	—	—	1	201
Asia Pacific	—	—	2	448	1	50	3	498
DoubleTree by Hilton
U.S.	—	—	37	12,274	309	72,719	346	84,993
Americas (excluding U.S.)	—	—	4	809	22	4,463	26	5,272
Europe	—	—	12	3,347	85	14,850	97	18,197
Middle East & Africa	—	—	10	2,350	5	597	15	2,947
Asia Pacific	—	—	51	14,772	2	965	53	15,737
Tapestry Collection by Hilton
U.S.	—	—	—	—	9	1,112	9	1,112
Embassy Suites by Hilton
U.S.	—	—	42	11,145	199	45,019	241	56,164
Americas (excluding U.S.)	—	—	3	667	6	1,491	9	2,158
Hilton Garden Inn
U.S.	—	—	5	537	641	88,802	646	89,339
Americas (excluding U.S.)	—	—	10	1,406	37	5,834	47	7,240
Europe	—	—	20	3,683	42	6,888	62	10,571
Middle East & Africa	—	—	8	1,777	1	175	9	1,952
Asia Pacific	—	—	24	5,096	—	—	24	5,096
Hampton by Hilton
U.S.	—	—	46	5,639	2,117	207,154	2,163	212,793
Americas (excluding U.S.)	—	—	13	1,677	91	10,827	104	12,504
Europe	—	—	16	2,602	58	8,995	74	11,597
Asia Pacific	—	—	—	—	40	6,327	40	6,327
Tru by Hilton
U.S.	—	—	—	—	33	3,171	33	3,171
Homewood Suites by Hilton
U.S.	—	—	21	2,261	424	48,366	445	50,627
Americas (excluding U.S.)	—	—	3	358	20	2,188	23	2,546
Home2 Suites by Hilton
U.S.	—	—	2	198	232	23,873	234	24,071
Americas (excluding U.S.)	—	—	—	—	3	317	3	317
Other	—	—	3	1,450	1	250	4	1,700
Hotels	71	21,717	662	210,231	4,672	639,034	5,405	870,982
Hilton Grand Vacations	—	—	—	—	51	8,367	51	8,367
Total	71	21,717	662	210,231	4,723	647,401	5,456	879,349
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2018	2017	$	%
Capital expenditures for property and equipment(1)	$18	$9	9	NM(3)
Capitalized software costs(2)	23	20	3	15.0
Total capital expenditures	41	29	12	41.4
Contract acquisition costs	24	19	5	26.3
Total capital expenditures and contract acquisition costs	$65	$48	17	35.4

	Six Months Ended
	June 30,		Increase / (Decrease)
	2018	2017	$	%
Capital expenditures for property and equipment(1)	$28	$18	10	55.6
Capitalized software costs(2)	38	29	9	31.0
Total capital expenditures	66	47	19	40.4
Contract acquisition costs	38	32	6	18.8
Total capital expenditures and contract acquisition costs	$104	$79	25	31.6
____________

(1)
Includes expenditures for hotels, corporate and other property and equipment. Also includes $2 million and $4 million of expenditures that were reimbursed by hotel owners for the three months ended June 30, 2018 and 2017, respectively, and $4 million and $5 million for the six months ended June 30, 2018 and 2017, respectively.

(2)
Includes $18 million and $11 million of expenditures that were reimbursed by hotel owners for the three months ended June 30, 2018 and 2017, respectively, and $25 million and $15 million for the six months ended June 30, 2018 and 2017, respectively.

(3)	Fluctuation in terms of percentage change is not meaningful.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income attributable to Hilton stockholders, as reported	$217	$150	$378	$197
Diluted EPS, as reported	$0.71	$0.46	$1.21	$0.60
Special items:
Net other expenses (revenues) from managed and franchised properties	$(3)	$23	$18	$68
Asset dispositions(1)	1	2	3	9
Loss on debt extinguishment	—	—	—	60
Transaction costs(2)	—	5	—	15
Financing transactions(3)	7	—	7	5
Tax-related adjustments(4)	(11)	—	(11)	—
Other adjustments(5)	—	—	(6)	—
Total special items before tax	(6)	30	11	157
Income tax expense on special items	(1)	(11)	(4)	(60)
Total special items after tax	$(7)	$19	$7	$97

Net income, adjusted for special items	$210	$169	$385	$294
Diluted EPS, adjusted for special items	$0.70	$0.51	$1.24	$0.89
____________

(1)	Includes severance costs related to the 2015 sale of the Waldorf Astoria New York that were recognized in general and administrative expenses.

(2)	Includes expenses related to the January 2017 spin-offs of Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. (the "spin-offs") that were recognized in general and administrative expenses.

(3)	Includes expenses incurred in connection with the April 2018 and March 2017 refinancings of the senior secured term loan facility that were recognized in other non-operating income (loss), net.

(4)
Includes a tax benefit to adjust a provisional amount recognized in relation to the Tax Cuts and Jobs Act enacted in December 2017, which did not have an effect on cash paid for taxes during the quarter.

(5)	Includes a gain related to the refinancing of a loan that financed the construction of a hotel that Hilton manages, which was recognized in other non-operating income (loss), net.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$217	$151	$380	$199
Interest expense	95	86	178	175
Income tax expense	81	99	139	117
Depreciation and amortization	79	83	161	169
EBITDA	472	419	858	660
Loss (gain) on foreign currency transactions	12	(5)	1	(1)
Loss on debt extinguishment	—	—	—	60
FF&E replacement reserves	15	15	27	21
Share-based compensation expense	40	34	68	59
Amortization of contract acquisition costs	7	5	14	8
Net other expenses (revenues) from managed and franchised properties	(3)	23	18	68
Other adjustment items(1)	12	13	14	39
Adjusted EBITDA	$555	$504	$1,000	$914
____________

(1)	Includes adjustments for severance, transaction costs and other items.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Total revenues, as reported	$2,291	$2,076	$4,365	$3,972
Add: amortization of contract acquisition costs	7	5	14	8
Less: other revenues from managed and franchised properties	(1,330)	(1,190)	(2,584)	(2,341)
Total revenues, as adjusted	$968	$891	$1,795	$1,639

Adjusted EBITDA	$555	$504	$1,000	$914

Adjusted EBITDA margin	57.3%	56.6%	55.7%	55.8%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	June 30,	December 31,
	2018	2017
Long-term debt, including current maturities	$7,575	$6,602
Add: unamortized deferred financing costs and discount	90	81
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	7,665	6,683
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	15	13
Less: cash and cash equivalents	(423)	(570)
Less: restricted cash and cash equivalents	(82)	(100)
Net debt	$7,175	$6,026

	Six Months Ended		Year Ended	TTM(1)
	June 30,		December 31,	June 30,
	2018	2017	2017	2018
Net income	$380	$199	$1,089	$1,270
Interest expense	178	175	351	354
Income tax expense (benefit)	139	117	(336)	(314)
Depreciation and amortization	161	169	336	328
EBITDA	858	660	1,440	1,638
Loss (gain) on foreign currency transactions	1	(1)	(3)	(1)
Loss on debt extinguishment	—	60	60	—
FF&E replacement reserves	27	21	55	61
Share-based compensation expense	68	59	121	130
Amortization of contract acquisition costs	14	8	17	23
Net other expenses from managed and franchised properties	18	68	172	122
Other adjustment items(2)	14	39	47	22
Adjusted EBITDA	$1,000	$914	$1,909	$1,995

Net debt				$7,175

Net debt to Adjusted EBITDA ratio				3.6
____________

(1)	Trailing twelve months ("TTM") June 30, 2018 is calculated as the six months ended June 30, 2018 plus the year ended December 31, 2017 less the six months ended June 30, 2017.

(2)	Includes adjustments for severance, transaction costs and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2018
(unaudited, in millions, except per share data)

	Three Months Ending
	September 30, 2018
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$214	$228
Diluted EPS, before special items	$0.71	$0.76

Net income, adjusted for special items	$214	$228
Diluted EPS, adjusted for special items(1)	$0.71	$0.76

	Year Ending
	December 31, 2018
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$800	$822
Diluted EPS, before special items	$2.61	$2.68
Special items(2):
Net other expenses from managed and franchised properties	$18	$18
Asset dispositions	3	3
Financing transactions	7	7
Tax-related adjustments	(11)	(11)
Other adjustments	(6)	(6)
Total special items before tax	11	11
Income tax expense on special items	(4)	(4)
Total special items after tax	$7	$7

Net income, adjusted for special items	$807	$829
Diluted EPS, adjusted for special items(1)	$2.64	$2.71
____________

(1)	Does not include the effect of potential share repurchases.

(2)	See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2018
(unaudited, in millions)

	Three Months Ending
	September 30, 2018
	Low Case	High Case
Net income	$215	$229
Interest expense	97	97
Income tax expense	88	94
Depreciation and amortization	81	81
EBITDA	481	501
FF&E replacement reserves	13	13
Share-based compensation expense	36	36
Amortization of contract acquisition costs	7	7
Other adjustment items(1)	3	3
Adjusted EBITDA	$540	$560

	Year Ending
	December 31, 2018
	Low Case	High Case
Net income	$804	$826
Interest expense	374	374
Income tax expense	313	321
Depreciation and amortization	324	324
EBITDA	1,815	1,845
Loss on foreign currency transactions	2	2
FF&E replacement reserves	53	53
Share-based compensation expense	132	132
Amortization of contract acquisition costs	28	28
Net other expenses from managed and franchised properties	18	18
Other adjustment items(1)	22	22
Adjusted EBITDA	$2,070	$2,100
____________

(1)	Includes adjustments for severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the TTM period ended June 30, 2018, which is calculated as the six months ended June 30, 2018 plus the year ended December 31, 2017 less the six months ended June 30, 2017. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company’s management uses TTM information to evaluate the Company’s financial performance for ongoing planning purposes.
Net Income and EPS, Adjusted for Special Items

Net income, adjusted for special items, and EPS, adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income, adjusted for special items, and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income, adjusted for special items, and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects net income (loss), excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; (ix) amortization of contract acquisition costs; (x) the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties; and (xi) other items.

During the first quarter of 2018, the Company modified the definition of Adjusted EBITDA to exclude the amortization of contract acquisition costs and the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties. Management believes that excluding these items is useful for the reasons set forth below and has applied the modified definition of Adjusted EBITDA to all periods for which Adjusted EBITDA is presented in this release.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, as adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves to be consistent with the treatment of FF&E for its owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's reimbursable revenues and related expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective agreements; and (iv) other items that are not core to the Company's operations and are not reflective of the Company's performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as: (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount; and (ii) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by: (a) cash and cash equivalents; and (b) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported, excluding the hotels distributed in the spin-offs; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 5,405 hotels in the Company's system as of June 30, 2018, 4,306 hotels were classified as comparable hotels. The 1,099 non-comparable hotels included 194 hotels, or approximately four percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate pricing levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and six months ended June 30, 2018 and 2017 use the exchange rates for the three and six months ended June 30, 2018, respectively.